SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 24, 2002
(Date of earliest event reported)

Virginia Electric and Power Company
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-2255 (Commission File Number)	54-0418825 (I.R.S. Employer Identification No.)

701 East Cary Street
Richmond, Virginia 23219
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 9. REGULATION FD DISCLOSURE

The following information was disclosed during an investor conference call held today in connection with the remarketing of tax-exempt securities of Virginia Electric and Power Company (the Company):

Unaudited earnings (balance available for common stock) for the Company was $311 million for the three months ended September 30, 2002 as compared to $260 million for the three months ended September 30, 2001. Unaudited earnings (balance available for common stock) for the Company was $631 million for the nine months ended September 30, 2002 as compared to $406 million for the nine months ended September 30, 2001, which period included a $136 million after tax charge related to the buyout of power purchase contracts and non-utility generating plants previously serving the Company under long-term contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ Patricia A. Wilkerson Patricia A. Wilkerson Vice President and Corporate Secretary
Date: October 24, 2002